Exhibit 99.1

P R E S S    R E L E A S E

Autoliv closes acquisition of Delphi passive safety operations in Asia

(Stockholm, April 1, 2010) — Autoliv Inc. (NYSE: ALV), the worldwide leader in automotive safety, acquired – as agreed upon in January – substantially all of Delphi’s Occupant Protection Systems (OPS) operations in Korea and China. These operations are expected to contribute approximately $220 million to Autoliv sales in 2010.

This transaction includes intellectual property, physical assets and a highly skilled workforce of approximately 600 associates in Korea and China. Existing customers include Hyundai, Kia, Daewoo (GM), Chery and Tata.

In 2009, Autoliv acquired assets relating to Delphi’s OPS operations in Europe and North America which are expected to add approximately $150 million to Autoliv’s sales during 2010.

“This is an important acquisition for Autoliv – giving us immediate sales growth and bringing us closer to key customers in an important region” stated Jan Carlson, President and CEO of Autoliv.

The Asian transaction closed as expected on March 31, 2010 and will be reflected in Autoliv’s revised full year and quarterly guidance on April 27, 2010. The OPS businesses in North America and Europe are reflected in Autoliv’s first quarter guidance as of March 22nd, 2010.

Inquiries:

Jan Carlson, President and CEO, Autoliv Inc., Tel +46 (0)8 587 20 600

Mike Hague, President Autoliv Korea, Tel + 82 10 5161 6503

Ray Pekar, Director IR and Business Development, Tel +1 519 973 3799

About Autoliv

Autoliv Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has 80 facilities with approximately 38,000 associates in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test track – more than any other automotive safety supplier. Sales in 2009 amounted to US $5.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our corporate website at www.autoliv.com.

Autoliv Inc. Klarabergsviadukten 70, Sec. E P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93 e-mail: mats.odman@autoliv.com	Autoliv Inc. c/o Autoliv Electronics 26545 American Drive Southfield, MI 48034, USA Tel +1 248 475-0427, Fax +1 801 625-6672 e-mail: ray.pekar@autoliv.com

P R E S S    R E L E A S E

About Delphi

Delphi is a leading global supplier of electronics and technologies for autos, commercial and other vehicles. Delphi has more than 100,000 employees at 270 locations and 24 engineering centers in 32 countries. More information regarding the company may be found at www.delphi.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations and various assumptions, and apply only as of the date of this report. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in general industry and market conditions, increased competition, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies, consolidations or restructuring, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation in vehicle production schedules for which the Company is a supplier, continued uncertainty in program awards and performance, pricing negotiations with customers, product liability, warranty and recall claims and other litigations, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in this report and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2009. Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Autoliv Inc. Klarabergsviadukten 70, Sec. E P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93 e-mail: mats.odman@autoliv.com	Autoliv Inc. c/o Autoliv Electronics 26545 American Drive Southfield, MI 48034, USA Tel +1 248 475-0427, Fax +1 801 625-6672 e-mail: ray.pekar@autoliv.com